                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-106544 on Form S-8, Registration Statement No. 333-17821 on Form S-8, Registration Statement No. 333-71483-1 on Form S-8, Registration Statement No. 333-75277 on Form S-8 of Dura Automotive Systems, Inc. of our reports dated March 10, 2006, relating to the consolidated financial statements and financial statement schedule of Dura Automotive Systems, Inc., management's report on the effectiveness of internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Dura Automotive Systems, Inc. for the year ended December 31, 2005.

                                        /s/ DELOITE & TOUCHE LLP

Minneapolis, Minnesota
March 10, 2006

                                      99